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                                                                 EXHIBIT 99.C

                                    BY-LAWS
                                  OF DELAWARE
                               A. M. CASTLE & CO.

                                   ARTICLE I

                                    OFFICES

     Section 1. The principal office shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 1. All meetings of the stockholders for the election of directors shall be held at the office of the corporation at 3400 North Wolf Road, Franklin Park, Illinois. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual meeting of stockholders, commencing with the year 1988, shall be held on the fourth Thursday of April, if not a legal holiday, and if a legal holiday, then on the next succeeding business day at 10:00 a.m., at which time the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may be properly brought before the meeting.

     Section 3. Written notice of the annual meeting shall be given to each stockholder entitled to vote thereat at least ten days before the date of the meeting.

     Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, or cause to be made, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, showing the address of and the number of shares registered in the name of the stockholder. Such list shall be open to the examination of any stockholder, during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city, town or village where the election is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.
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       Section 5.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman of the board, or the president and shall be called by the president or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning not less than one-fifth an amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Section 6. Written notice of a special meeting of stockholders, stating the time, place and object thereof, shall be given to each stockholder entitled to vote thereat, at least ten days before the date fixed for the meeting.

     Section 7. Business transaction at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented by any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 10. Each stockholder shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period, and, except where the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for directors which has been transferred on the books of the corporation within twenty days next preceding such election of directors.

     Section 11. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate

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action by any provisions of the statutes or of the certificate of incorporation, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

                                  ARTICLE III

                                   DIRECTORS

     Section 1. The number of directors which shall constitute the whole Board shall be eleven (11). The directors shall be elected at the annual meeting of stockholders, except as provided in Section 2 of this Article III, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

     Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

     Section 3. The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws expressly directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 4. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 5. The first meeting of each newly elected Board of Directors shall be held immediately after the adjournment of the annual meeting of stockholders, and at the place where said annual meeting shall have been held and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event that such meeting is not held at the time and place so fixed, such meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

     Section 6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

     Section 7. Special meetings of the Board may be called by the chairman of the board or the president on three days' notice to each


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director, by mail or by telegram.  Special meetings shall be called by the president or secretary in like manner and on like notice on the written request of a director.

     Section 8. At all meetings of the Board of Directors, a majority of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 9. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or of such committee as the case may be, and such written consent is filled with the minutes of proceedings of the Board or committee.

     Section 10. At any meeting of the Board of Directors, at which all of the directors shall be present, any business may be transacted, regardless of whether such business falls within the purpose or purposes for which said meeting may have been called, and regardless of the fact that no notice whatever was given of the holding of such meeting.

                            COMMITTEES OF DIRECTORS

     Section 11. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. At any meeting of a committee, a majority of the committee members shall constitute a quorum for the transaction of business and the act of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of a committee, the committee members present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 12. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

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                           COMPENSATION OF DIRECTORS

     Section 13. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     Section 14. The Board of Directors may appoint such retired members of the Board of Directors to the nonvoting position of Director emeritus and/or honorary chairman as it shall deem necessary who shall thereafter hold their offices or agencies, as the case may be, for such term and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     Section 15. Directors emeritus and honorary chairmen may be paid their expenses of attendance at such meetings of the Board of Directors and/or committees of the Board as they attend and such allowances or expenses as may be incurred while performing duties or responsibilities as directed by the Board of Directors.

                                   ARTICLE IV

                                    NOTICES

     Section 1. Notices to Directors and stockholders shall be in writing and delivered personally or mailed to the Directors or stockholders at their addressed appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to Directors may also be given by telegram.

     Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice either before or after the time stated therein, shall be deemed equivalent to such notice.

                                   ARTICLE V

                                    OFFICERS

     Section 1. The officers of the corporation shall be elected by the Board of Directors and shall be a chairman of the board, a president, one or more vice presidents, a secretary, a treasurer, a controller and, if deemed advisable by the Board of Directors, an assistant secretary/law. Two or more offices may be held by the same person except that where the office of president and secretary are held by the same person, such person shall not hold any other office.

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       Section 2.  The Board of Directors at its first meeting after each annual meeting of stockholders, shall elect a chairman of the board, a president, one or more vice presidents, a secretary, a treasurer, a controller, and if it deems advisable, an assistant secretary/law.

     Section 3. The Board of Directors may appoint such other officers, including without limitation, one or more assistant secretaries, assistant secretary-law, assistant treasurers, assistant controllers and such agents as it shall deem necessary who shall hold their offices or agencies, as the case may be, for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     Section 4. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

     Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors then in office. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

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                           THE CHAIRMAN OF THE BOARD

     Section 6. The chairman of the board shall preside at all meetings of the Board of Directors and shall have such other duties and powers as may be assigned to him by the Board of Directors from time to time.

                                 THE PRESIDENT

     Section 7. The president shall be the chief executive officer of the corporation and shall exercise general supervision over the business and fiscal affairs and policy of the corporation, and shall have such other duties and powers as may be assigned to him by the Board of Directors from time to time. He shall preside at all meetings of the stockholders and, in the absence, death or other inability to act of the chairman of the board, he shall have and exercise the powers and duties of the chairman of the board.

                              THE VICE-PRESIDENTS

     Section 8. The vice-president, or if there shall be more than one, the vice presidents, in the order determined by the Board of Directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                    THE SECRETARY AND ASSISTANT SECRETARIES

     Section 9. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the chairman of the board or the president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

     Section 10. The assistant secretary, or if there be more than one, the assistant secretaries, in the order determined by the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

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       Section 11.  The assistant secretary-law shall, in addition to the duties of assistant secretary as afore-described, give legal advice and assistance as called upon to do so by any officer of the corporation and shall generally oversee and supervise the legal affairs of the corporation as the Board of Directors from time to time may prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

     Section 12. The treasurer shall have the custody of the corporate funds and securities and shall deposit all monies and other valuable effects in the name and to the credit of this corporation, in such depositories as may be designated by the Board of Directors; he shall review the disbursement of funds of this corporation in the manner specified by the Board of Directors, making certain that there are proper vouchers supporting such disbursements, and shall render to the chairman of the board, the president and the Board of Directors, whenever required, an accurate account of all his transactions as treasurer; he shall give this corporation a bond, if required by the Board of Directors, in a sum and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his office and for the restoration to this corporation in case of his death, resignation, retirement or removal from office, of all papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to this corporation.

     Section 13. In the absence or disability of the treasurer, the duties and powers of the treasurer shall be performed and exercised by such assistant treasurer elected or appointed by the Board of Directors as shall be determined by the Board of Directors.

                    THE CONTROLLER AND ASSISTANT CONTROLLERS

     Section 14. The controller shall have the custody of the books and accounting records belonging to the corporation; he shall disburse the funds of the corporation in the manner specified by the Board of Directors, preparing proper vouchers for such disbursements and shall render to the chairman of the board, the president and to the Board of Directors, whenever required, an accurate account of all his transactions as controller and a statement of the financial condition of this corporation; he shall give the corporation a bond, if required by the Board of Directors, in a sum and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his office and for the restoration to this corporation, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers and other property of whatever kind in his possession or under his control belonging to this corporation.

     Section 15. In the absence or disability of the controller, the duties and powers of the controller shall be performed and exercised by such assistant controller elected or appointed by the Board of Directors as shall be determined by the Board of Directors.

                                   ARTICLE VI

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                              CERTIFICATE OF STOCK

     Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation, by the chairman of the board or the president or a vice-president and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

     Section 2.  If a certificate is countersigned (a) by a transfer agent
other than the corporation or its employee or   (b) by a registrar other
than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile a signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

                               LOST CERTIFICATES

     Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                               TRANSFERS OF STOCK

     Section 4. Upon surrender to the corporation or any transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificates and record the transaction upon its books.

                           CLOSING OF TRANSFER BOOKS

     Section 5. The Board of Directors may close the stock transfer books of the corporation for a period not exceeding fifty days preceding the


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date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period not exceeding fifty days, in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, such meeting any adjournments thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

                            REGISTERED STOCKHOLDERS

     Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owners of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VII

                               GENERAL PROVISIONS

                                   DIVIDENDS

     Section 1. Dividends upon the capital stock of the corporation, subject to any provisions of the certificate of incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation and the laws of Delaware.

                             CORPORATE OBLIGATIONS

     Section 2. All contracts, deeds, mortgages, leases or instruments that require the corporate seal of the corporation to be affixed thereto


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shall be signed by the chairman of the board or by the president (or, in their absence or inability to act, by such officers as may be designated by the Board of Directors) and by the secretary or an assistant secretary; provided, however, that the Board of Directors may authorize any other officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of, and on behalf of, the corporation, and such authority may be general or confined to specific instance.

     Section 3. All checks, drafts or other orders for the payment of money, bonds, notes or other evidence of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall from time to time, be determined by resolution of the Board of Directors.

                                  FISCAL YEAR

     Section 4. The fiscal year of the corporation shall begin on the first day of January in each year.

                                      SEAL

     Section 5. The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


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                                  ARTICLE VIII

                                INDEMNIFICATION

     Section 1. Any person made a party to or involved in any litigation (which term shall include any actual or threatened civil, criminal or administrative action, claim, suit, proceeding or appeals therefrom) by reason of the fact that he at any time was or is a director, officer or employee of the corporation, or of any other corporation or organization which he served as such at the request of the corporation and in which the corporation owns shares of capital stock or of which it is a creditor, shall (to the fullest extent permitted by law) be indemnified by the corporation against all liabilities and all expenses reasonably incurred by his arising out of or in connection with such litigation, except in relation to matters as to which (a) it shall be finally adjudged in such litigation that such person breached his duty to the corporation (or to such other corporation or organization) or (b) such person failed to act in good faith for a purpose which he reasonably believed to be in the best interests of the corporation (or such other corporation or organization), or, in the case of criminal litigation, such person had reasonable cause to believe that his conduct was unlawful.

     Section 2. Except as provided in Section 1 above, the termination of any litigation by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the applicable indemnification standard set forth in Section 1 above.

     Section 3. Except where a person has been wholly successful on the merits with respect to said litigation, any indemnification hereunder shall be made only after:

               (a) the Board of Directors (acting by a quorum consisting of Directors who are not involved in such litigation) determines that such person has met the applicable indemnification standard set forth in Section 1 above; or

               (b) the Board of Directors determines, based upon the written opinion of independent legal counsel, that such person has met said indemnification standard.

     Section 4. Advances may be made by the corporation against costs, expense and fees at the discretion of, and upon such terms as may be determined by, the Board of Directors.

     Section 5. The right of indemnification provided hereunder shall not be deemed exclusive of any other right to which any person may be entitled, or of any other indemnification which may lawfully be granted to any person in addition to the indemnification provided hereunder.
Indemnification provided hereunder shall, in the case of death of a director, officer or employee, inure to the benefit of his heirs, executors or other lawful representatives.


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                                   ARTICLE IX

                                   AMENDMENTS

     Section 1. These by-laws may be altered or repealed at any regular meeting of the Board of Directors or at any special meeting of the Board of directors if notice of such alteration or repeal be contained in the notice of such special meeting. No change of the time or place of the meeting for the election of directors shall be made within sixty days next before the day on which such meeting is to be held, and in case of any change of such time or place, notice thereof shall be given to each stock-holder in person or by letter mailed to his last known post-office address at least twenty days before the meeting is held.


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